UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2012

Hines Global REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2012, Hines Global REIT 550 Terry Francois LP, a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired 550 Terry Francois, a core office building located in San Francisco, California. The seller, GLL Terry Francois Blvd., LLC, a wholly-owned subsidiary of GLL Real Estate Partners, Inc., is not affiliated with Hines Global or its affiliates.

550 Terry Francois consists of 282,773 square feet of rentable area that is 100% leased through October 2017 to GAP, Inc., a global specialty apparel company. The net purchase price for 550 Terry Francois was $180.0 million, exclusive of transaction costs and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering and the revolving credit facility with JPMorgan Chase Bank, N.A. In connection with the acquisition of 550 Terry Francois, Hines Global will pay its advisor, Hines Global REIT Advisors LP, an affiliate of Hines Interests Limited Partnership ("Hines"), $4.1 million in acquisition fees.

The estimated going-in capitalization rate for 550 Terry Francois is approximately 8.20%. The estimated going-in capitalization rate is determined by dividing the projected net operating income ("NOI") for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes the assumption that the in-place tenant will continue to perform under its lease agreement during the 12 months following our acquistion of the property.

The terms of the acquisition of 550 Terry Francois are more fully set forth in the Purchase and Sale Agreement, dated as of August 7, 2012, by and between GLL Terry Francois Blvd., LLC and Hines Global REIT 550 Terry Francois LP. The agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 5, 2012, Hines issued a press release relating to Hines Global's acquisition of 550 Terry Francois. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than November 16, 2012.

(d) Exhibits:

10.1 Purchase and Sale Agreement, dated as of August 7, 2012, by and between GLL Terry Francois Blvd., LLC and Hines Global REIT 550 Terry Francois LP

99.1 Press Release of Hines, dated September 5, 2012

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the estimated going-in capitalization rate for the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performace, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the ability of the current tenants to perform under their lease agreements, and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

September 5, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1*	Purchase and Sale Agreement, dated as of August 7, 2012, by and between GLL Terry Francois Blvd., LLC and Hines Global REIT 550 Terry Francois LP
99.1*	Press Release of Hines, dated September 5, 2012

* Filed herewith